Exhibit 99.11

Joint Filing Agreement to Schedule 13D

This will confirm the agreement by and among all the undersigned that the Schedule 13D amendment filed on or about this date and any subsequent amendments with respect to the beneficial ownership by the undersigned of the common stock, par value $0.01 per share, of Velocity Financial, Inc., is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SPG GP, LLC

Signature:	/s/ Alan Mantel
Name/Title: Alan Mantel / Authorized Signatory
Date: 03/10/2025

Ian K. Snow

Signature:	/s/ Alan Mantel
Name/Title: Alan Mantel / Authorized Signatory
Date: 03/10/2025

Snow Phipps Group AIV, L.P.

Signature:	/s/ Alan Mantel
Name/Title: Alan Mantel / Authorized Signatory
Date: 03/10/2025

Snow Phipps Group (RPV), L.P.

Signature:	/s/ Alan Mantel
Name/Title: Alan Mantel / Authorized Signatory
Date: 03/10/2025

Snow Phipps Group (B), L.P.

Signature:	/s/ Alan Mantel
Name/Title: Alan Mantel / Authorized Signatory
Date: 03/10/2025

Snow Phipps Group AIV (Offshore), L.P.

Signature:	/s/ Alan Mantel
Name/Title: Alan Mantel / Authorized Signatory
Date: 03/10/2025

SPG Co-Investment, L.P.

Signature:	/s/ Alan Mantel
Name/Title: Alan Mantel / Authorized Signatory
Date: 03/10/2025